Exhibit 17.1

PEAR TREE FUNDS 55 OLD BEDFORD ROAD LINCOLN, MA 01773 SCAN TO VIEW MATERIALS & VOTE To vote by Internet 1) Read the Prospectus/Proxy Statement and have the proxy card below at hand. 2) Go to website www.proxyvote.com or scan the QR Barcode above 3) Follow the instructions provided on the website. To vote by Telephone 1) Read the Prospectus/Proxy Statement and have the proxy card below at hand. 2) Call 1-800-690-6903 3) Follow the instructions. To vote by Mail 1) Read the Prospectus/Proxy Statement. 2) Check the appropriate box on the proxy card below. 3) Sign and date the proxy card. 4) Return the proxy card in the envelope provided. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V23470-Z86143 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THE TRUSTEES RECOMMEND A VOTE FOR PROPOSAL 1. 1. Approving a Plan of Reorganization providing for the transfer of all assets of Pear Tree Axiom Emerging Markets World Equity Fund to Pear Tree Polaris International Opportunities Fund in exchange for the assumption by Pear Tree Polaris International Opportunities Fund of all stated liabilities of Pear Tree Axiom Emerging Markets World Equity Fund, the issuance and delivery of shares of beneficial interest of Pear Tree Polaris International Opportunities Fund, and the distribution of these shares to the shareholders of Pear Tree Axiom Emerging Markets World Equity Fund in complete liquidation of Pear Tree Axiom Emerging Markets World Equity Fund. For Against Abstain Sign your name exactly as it appears on this card. If you own shares jointly, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer’s office. If you are a partner, sign in the partnership’s name. Signature [PLEASE SIGN WITHIN BOX] Date Signature [Joint Owners] Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on October 17, 2023 The proxy statement for this meeting is available at: www.proxyvote.com V23471-Z86143 PEAR TREE AXIOM EMERGING MARKETS WORLD EQUITY FUND By signing on the reverse side, you, as a shareholder of Pear Tree Axiom Emerging Markets World Equity Fund, a series of Pear Tree Funds, appoint Willard L. Umphrey and Leon Okurowski, and each of them separately, with power of substitution to each, to be your proxies. You are empowering them to vote all of your Pear Tree Axiom Emerging Markets World Equity Fund shares on your behalf at the meeting of shareholders of Pear Tree Axiom Emerging Markets World Equity Fund. The meeting will take place on October 17, 2023 at 11:00 a.m., Eastern Time, at 55 Old Bedford Road, Suite 202, Lincoln, Massachusetts 01773, and may be adjourned to later times or dates. Your vote is being solicited on behalf of the Trustees. When you complete and sign this proxy card, the shares will be voted on your behalf exactly as you have indicated on the reverse side of this card. If you simply sign this proxy card, and do not vote on the proposal, the shares will be automatically voted as the Trustees recommend. The proxies are also authorized to vote at their discretion on any other matter that arises at the meeting or any adjournment or postponement of the meeting. This proxy is solicited on behalf of the Trustees, and the proposal for the Fund (set forth on the reverse side of this proxy card) has been approved by the Trustees and recommended for approval by shareholders. PLEASE SIGN AND DATE ON THE REVERSE SIDE.